                                                                    EXHIBIT 23.3

I hereby consent to the use of my name as a director of Intelispan, Inc., to be designated by Commonwealth Associates, L.P. upon completion of the Company's private placement in January 2000.

                                                      /s/ Michael S. Falk
                                                      --------------------------
                                                      Michael S. Falk

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                                                                    EXHIBIT 23.3

I hereby consent to the use of my name as a director of Intelispan, Inc., to be designated by Commonwealth Associates, L.P. upon completion of the Company's private placement in January 2000.

                                                   /s/ Maurice J. Gallagher, Jr.
                                                   -----------------------------
                                                   Maurice J. Gallagher, Jr.

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                                                                    EXHIBIT 23.3

I hereby consent to the use of my name as a director of Intelispan, Inc., to be designated by Commonwealth Associates, L.P. upon completion of the Company's private placement in January 2000.

                                                   /s/ Philip R. Ladouceur
                                                   -----------------------------
                                                   Philip R. Ladouceur